UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026 (November 9, 2026)

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

1301 McKinney St, Houston, Texas 77010

(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange
Common Stock, par value $0.01	NRG	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 9, 2026, NRG Energy, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), by and between the Company and Orbit Acquisition Holdco, LLC, a Delaware limited liability company and an affiliate of LS Power Equity Advisors, LLC (“Buyer”). Subject to the terms and conditions of the Purchase Agreement, the Company has agreed to cause certain of its subsidiaries to sell to Buyer all of the issued and outstanding equity interests in (i) Linebacker Power Funding, LLC, a Delaware limited liability company, (ii) Jack County Power Development, LLC, a Delaware limited liability company, (iii) Ravenswood Operations, LLC, a New York limited liability company, (iv) Ravenswood Services, LLC, a New York limited liability company, (v) Ravenswood Holdings, LLC, a Delaware limited liability company, (vi) Ravenswood Unit 40, LLC, a New York limited liability company, (vii) Ocean State Power, LLC, a Rhode Island limited liability company, (viii) Wallingford Energy, LLC, a Connecticut limited liability company, and (ix) Rise Development, LLC, a Delaware limited liability company (collectively, together with their respective direct and indirect subsidiaries, the “Acquired Companies”). The acquisition of the equity interests, together with the other transactions contemplated by the Purchase Agreement, is referred to herein as the “Transaction.”

Subject to the terms and conditions of the Purchase Agreement, the aggregate purchase price for the Transaction will consist of $4.0 billion in cash, subject to net working capital and other adjustments set forth in the Purchase Agreement.

The Purchase Agreement contains representations and warranties customary for transactions of this type. The parties have agreed to various customary covenants and agreements, including, among others, an agreement by the Company to cause the Acquired Companies to conduct their businesses in the ordinary course of business in all material respects during the period between the execution of the Purchase Agreement and the closing of the Transaction (the “Closing”). In addition, the Company, solely with respect to the Acquired Companies, has agreed to certain limitations on the operation of their respective businesses during such period, as set forth more fully in the Purchase Agreement.

Subject to the terms and limitations set forth in the Purchase Agreement, Buyer has agreed to take, and to cause certain of its affiliates to take, all actions necessary to obtain the required governmental approvals as promptly as practicable and in any event before May 9, 2027 (as such date may be extended pursuant to the Purchase Agreement, the “End Date”).

Consummation of the Transaction is subject to customary closing conditions, including (i) the absence of any law or order that restrains, enjoins or otherwise prohibits the consummation of the Transaction, (ii) the expiration or termination of the waiting period and the receipt of other required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the receipt of all necessary approvals, waivers and rulings from the United States Federal Energy Regulatory Commission and the New York State Public Service Commission, and (iv) other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its covenants and agreements contained in the Purchase Agreement (subject in the case of this clause (iv) to certain materiality qualifiers). The Transaction is not subject to a financing condition. The Closing is expected to occur in 2027, subject to, among other things, the satisfaction of the foregoing conditions.

The Purchase Agreement provides customary termination rights to the Company and Buyer, including the right of either party to terminate the Purchase Agreement if (i) a final, non-appealable order prohibits consummation of the Transaction; (ii) the other party breaches certain representations, warranties or covenants in a manner that would prevent the satisfaction of a closing condition, subject to applicable cure periods; or (iii) the Transaction has not been consummated by the End Date. The End Date may be automatically extended for up to two successive 90-day periods in certain circumstances, subject to the terms and limitations set forth in the Purchase Agreement.

Buyer will be required to pay the Company a termination fee of $200 million if (i) the Company terminates the Purchase Agreement due to certain breaches by Buyer, subject to applicable cure provisions, including Buyer’s failure to pursue required regulatory remedies; (ii) the Company terminates the Purchase Agreement due to Buyer’s failure to consummate the Transaction when required; or (iii) either party terminates the Purchase Agreement following the End Date when the Company would have been entitled to terminate the Purchase Agreement pursuant to either of the foregoing clauses.

In connection with the Closing, the parties will enter into certain ancillary agreements, including a transition services agreement and other commercial agreements between certain Acquired Companies and a subsidiary of the Company relating to power and fuel management, natural gas supply and transportation capacity management.

A copy of the Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Buyer, the Company or the Acquired Companies. In particular, the representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Purchase Agreement. The representations and warranties contained in the Purchase Agreement may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Additionally, certain representations and warranties in the Purchase Agreement may be subject to a standard of materiality provided for in the Purchase Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Buyer, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Forward-Looking Statements

In addition to historical information, the information presented in this Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements relating to the proposed Transaction, the satisfaction or waiver of the conditions necessary for the Company to complete the Transaction, as well as the anticipated timing of the Closing, including receipt of required regulatory approvals and satisfaction of other customary closing conditions, the anticipated benefits of the Transaction and use of proceeds therefrom, and the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.  These forward-looking statements are subject to a variety of risks and uncertainties.  Such risks and uncertainties include, but are not limited to, the possibility that the closing conditions to the Transaction may not be satisfied or waived in a timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval, as well as other risks and uncertainties described from time to time in the Company’s Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission.  Consequently, actual results and experience may materially differ from those contained in any forward-looking statements.  The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document
2.1	Purchase and Sale Agreement, dated as of November 9, 2026, by and between NRG Energy, Inc. and Orbit Acquisition Holdco, LLC.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

Dated: November 10, 2026